EXHIBIT 13.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

                In connection with the Annual Report of ChineseWorldNet.com, Inc. (the "Company") on Form 20-F for the year ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Joe Kin Foon Tai, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that , to the best of my knowledge:

                 (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

                 (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                Dated: June 30, 2005
/s/ Joe Kin Foon Tai
Joe Kin Foon Tai
Chief Executive Officer